

<ARTICLE> UT
<LEGEND> This schedule contains Commonwealth Edison Company's summary financial information extracted from the Consolidated Balance Sheet and Statement of
Consolidated Capitalization as of June 30, 1995, and the related Statements of
Consolidated Income, Retained Earnings and Cash Flows for the six months ended
June 30, 1995, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<CIK>      0000022606
<NAME>     Commonwealth Edison Company
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               JUN-30-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   17,147,592
<OTHER-PROPERTY-AND-INVEST>                  1,232,730
<TOTAL-CURRENT-ASSETS>                       1,387,854
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               3,194,752<F2>
<TOTAL-ASSETS>                              22,962,928<F2>
<COMMON>                                     2,677,406
<CAPITAL-SURPLUS-PAID-IN>                    2,206,728
<RETAINED-EARNINGS>                            546,624
<TOTAL-COMMON-STOCKHOLDERS-EQ>               5,430,758
<PREFERRED-MANDATORY>                          289,183
<PREFERRED>                                    508,109
<LONG-TERM-DEBT-NET>                         7,290,677<F3>
<SHORT-TERM-NOTES>                               7,150
<LONG-TERM-NOTES-PAYABLE>                            0<F3>
<COMMERCIAL-PAPER-OBLIGATIONS>                  40,000
<LONG-TERM-DEBT-CURRENT-PORT>                  268,756
<PREFERRED-STOCK-CURRENT>                       17,801
<CAPITAL-LEASE-OBLIGATIONS>                    394,624
<LEASES-CURRENT>                               181,811
<OTHER-ITEMS-CAPITAL-AND-LIAB>               8,534,059<F2>
<TOT-CAPITALIZATION-AND-LIAB>               22,962,928<F2>
<GROSS-OPERATING-REVENUE>                    3,137,671
<INCOME-TAX-EXPENSE>                           163,582<F4>
<OTHER-OPERATING-EXPENSES>                   2,433,184
<TOTAL-OPERATING-EXPENSES>                   2,597,292
<OPERATING-INCOME-LOSS>                        540,379
<OTHER-INCOME-NET>                               3,345<F4>
<INCOME-BEFORE-INTEREST-EXPEN>                 537,560
<TOTAL-INTEREST-EXPENSE>                       303,137
<NET-INCOME>                                   234,423
<PREFERRED-STOCK-DIVIDENDS>                     33,773
<EARNINGS-AVAILABLE-FOR-COMM>                  200,650
<COMMON-STOCK-DIVIDENDS>                       171,354
<TOTAL-INTEREST-ON-BONDS>                            0<F5>
<CASH-FLOW-OPERATIONS>                       1,065,734
<EPS-PRIMARY>                                     0.94
<EPS-DILUTED>                                        0

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.

<F2> Amended from the amount reported on Commonwealth Edison Company's Exhibit
     No. (27), Form S-3, File No. 33-61343, filed on July 27, 1995.

<F3> $1,263,750 thousand of notes and long-term notes payable to banks is included in LONG-TERM-DEBT-NET.

<F4> A tax benefit of $526 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.

<F5> This item is not disclosed as a separate line item on the Statement of
     Consolidated Income.



